Exhibit 107

Calculation of Filing Fee Tables
Form S-8
(Form Type)

FARO Technologies, Inc.
(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities
Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.001 par value per share	Rule 457(c) and Rule 457(h)	1,250,000 (2)	$16.03(1)(3)	$20,037,500	$110.20 per $1,000,000	$2,208.14
Equity	Common stock, $0.001 par value per share	Rule 457(c) and Rule 457(h)	434,837 (4)	$16.03(3)	$6,970,437.11	$110.20 per $1,000,000	$768.15
Total Offering Amounts					$27,007,937.11		$2,976.29
Total Fee Offsets							—
Net Fee Due							$2,976.29

(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 shall also cover any additional shares of the registrant’s common stock, par value $0.001 per share, that become issuable with respect to (i) the securities identified in the above table under the registrant’s 2022 Equity Incentive Plan (the “2022 Plan”) and (ii) the inducement awards granted to Peter J. Lau, the registrant’s Chief Executive Officer and Director, pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules (the “Inducement Awards”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of outstanding shares of common stock.
(2)Represents shares of common stock available for future issuance under the 2022 Plan.
(3)Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $16.03 per share, which is the average of the high and low prices of the registrant’s common stock on July 27, 2023 as reported on The Nasdaq Global Select Market.
(4)Represents shares of common stock issuable under the new hire inducement restricted stock unit awards granted on August 2, 2023 in accordance with Nasdaq Listing Rule 5635(c)(4).